Exhibit 107

Calculation of Filing Fee Tables

FORM TO-I

(Form Type)

StepStone Private Credit Fund LLC

(Name of Issuer)

StepStone Private Credit Fund LLC

(Name of Person(s) Filing Statement)

Table 1: Transaction Valuation

	Transaction Valuation		Fee Rate	Amount of Filing Fee
Fees to Be Paid	$34,146,901.36	(1)	0.00015310	$5,227.90	(2)
Fees Previously Paid	$0.0			$0.0
Total Transaction Valuation	$34,146,901.36	(1)
Total Fees Due for Filing				$5,227.90	(2)
Total Fees Previously Paid				$0.0
Total Fee Offsets				$3,795.89	(3)
Net Fee Due				$1,432.01	(2)(3)

(1) Calculated as the aggregate maximum purchase price for limited liability company interests (“Shares”) of StepStone Private Credit Fund LLC (the “Company”), based upon the net asset value per Share as of September 30, 2024 of $25.96. This amount is based upon the offer to purchase up to 1,315,366 Shares.

(2) Calculated at $153.10 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified by Section 6(b) Filing Fee Rate Advisory for Fiscal Year 2025.

(3) An aggregate fee of $1,841.68 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on November 1, 2023 (the “November 2023 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the November 2023 Schedule TO-I filed on December 1, 2023 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $1,841.68 filing fee paid in connection with the November 2023 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $618.37 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on February 1, 2024 (the “February 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the February 2024 Schedule TO-I filed on March 5, 2024 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $618.37 filing fee paid in connection with the February 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $700.67 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on May 1, 2024 (the “May 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the May 2024 Schedule TO-I filed on July 26, 2024 was $245.59, as $1,663,888.57 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $455.08 portion of the filing fee paid in connection with the May 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $1,204.28 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on August 1, 2024 (the “August 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the August 2024 Schedule TO-I filed on October 29, 2024 was $323.52, as $2,191,830.18 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $880.76 portion of the filing fee paid in connection with the August 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		SC TO-I	005-94201	November 1, 2023		$1,841.68
Fee Offset Sources	StepStone Private Credit Fund LLC	SC TO-I	005-94201		November 1, 2023		$1,841.68
Fee Offset Claims		SC TO-I	005-94201	February 1, 2024		$618.37
Fee Offset Sources	StepStone Private Credit Fund LLC	SC TO-I	005-94201		February 1, 2024		$618.37
Fee Offset Claims		SC TO-I	005-94201	May 1, 2024		$455.08
Fee Offset Sources	StepStone Private Credit Fund LLC	SC TO-I	005-94201		May 1, 2024		$455.08
Fee Offset Claims		SC TO-I	005-94201	August 1, 2024		$880.76
Fee Offset Sources	StepStone Private Credit Fund LLC	SC TO-I	005-94201		August 1, 2024		$880.76